UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.__)

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SENTO CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SENTO CORPORATION

420 EAST SOUTH TEMPLE, SUITE 400

SALT LAKE CITY, UT 84111

801-431-9200

APRIL 4, 2007

DEAR SHAREHOLDER:

You are cordially invited to attend the Annual Meeting of Shareholders (“Annual Meeting” or “Meeting”) of Sento Corporation (“Sento,” “Corporation” or “Company”), which will be held on Thursday, April 26, 2007, at 9:00 a.m. at Sento’s corporate offices located at 420 East South Temple, Suite 400, Salt Lake City, UT 84111. Enclosed with this letter are a Notice of the Annual Meeting, a Proxy Statement, a Proxy Card and a return envelope. The Proxy Statement provides details of the business that we will consider at the Annual Meeting and other information about Sento. We have also attached a copy of Sento’s Annual Report on Form 10-K for the year ending March 31, 2006, as well as a copy of Sento’s Quarterly Report on Form 10-Q for the quarter ended on December 31, 2006. These reports will provide you with further information about our Company. The Board of Directors (the “Board”) recommends that you carefully read this Proxy Statement and the accompanying reports for the following purposes (which are more fully described in the Proxy Statement accompanying this Notice):

1.	To elect six directors, each to serve until the 2008 Annual Meeting or until their respective successors have been duly elected and qualified;
2.	To consider and vote upon the approval of the Certificate of Designation and the related Warrants which were part of the December 2006 Private Placement;
3.

To consider and vote upon an Amendment to the Company’s Amended 1999 Omnibus Stock Incentive Plan and the provision therein for the increase in the common stock available for issuance to 2,025,000 shares;

4.

To consider and vote upon a proposal to ratify the Audit Committee’s selection of Child, Van Wagoner & Bradshaw, PLLC as the Corporation’s independent registered public accountant for the fiscal year ending March 31, 2007; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The holders of record of the Corporation’s Common Stock, par value $0.25 per share, as of the close of business on February 28, 2007, are entitled to vote at the meeting.

Your vote is important regardless of the number of shares you own. You are encouraged to attend the meeting. Whether you plan to attend or not, please review the enclosed materials, sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote at that time, you may do so. Your failure to vote may result in a “NO” vote under certain circumstances, regardless of whether you are actually in favor of a specific proposal. Therefore taking the time to vote is very important to us. We want to keep you informed of the Corporation’s activities and progress. Thank you for your ongoing support and continued interest in Sento Corporation.

By Order of the Board of Directors

________________________

Kim A. Cooper

Chief Executive Officer

April 4, 2007

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

TABLE OF CONTENTS

Page
INFORMATION ABOUT VOTING	4
PROPOSAL NO. 1 – Election of Directors	8
GENERAL INFORMATION REGARDING THE BOARd	8
DIRECTOR COMPENSATION	11
PROPOSAL NO. 2 – Proposal to approve the Certificate of Designation and the related Warrants which were part of the December 2006 Private Placement	12
PROPOSAL NO. 3 – Proposal to ratify and approve an Amendment to the Company’s Amended 1999 Omnibus Stock Incentive Plan and the provision therein for the increase in the common stock available for issuance to 2,025,000 shares	14
PROPOSAL NO. 4 - Proposal to ratify the Audit Committee’s selection of Child, Van Wagoner & Bradshaw, PLLC as the Corporation’s independent registered public accountant for the fiscal year ending March 31, 2007.	18
FEES INCURRED FOR ERNST & YOUNG LLP	18
AUDIT COMMITTEE REPORT	19
EXECUTIVE OFFICERS AND COMPENSATION	20
Summary Compensation Table	22
Option Grants	23
Option Exercises and Values	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
SECURITY OWNERSHIP	25
STOCKHOLDER RETURN PERFORMANCE GRAPH	29
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	30
CODE OF BUSINESS CONDUCT AND ETHICS	31
DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING	31
OTHER MATTERS	31

Sento Corporation

420 East South Temple, Suite 400

Salt Lake City, Utah 84111

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 26, 2007

We are mailing this Proxy Statement, with the accompanying proxy card, to you on or about March 29, 2007 in connection with the solicitation of proxies by and on behalf of Sento Corporation’s (the “Company,” “Corporation,” “SNTO” or “Sento”) Board of Directors (the “Board” or “Directors”) for the 2007 Annual Meeting of Shareholders (the “Meeting”) and any adjournment or postponement of that Meeting. The Meeting will be held on Thursday, April 26, 2007, beginning at 9:00 a.m., MDT, at the corporate offices of Sento Corporation, 420 East South Temple Suite 400, Salt Lake City, Utah.

INFORMATION ABOUT VOTING

What is the purpose of the Meeting?

At the Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders on the cover page of this Proxy Statement.

Who can attend and vote at the Meeting?

Shareholders of record as of the close of business on February 28, 2007 (the “Record Date”) are entitled to attend and vote at the Meeting. Each share of the Corporation’s common stock, par value $0.25 per share (“Common Stock”), is entitled to one vote on all matters to be voted on at the Meeting and can be voted only if the shareholder of record is present to vote or is represented by proxy. The proxy card provided with this Proxy Statement indicates the number of shares of Common Stock that you own and are entitled to vote at the Meeting.

What constitutes a quorum at the Meeting?

The presence at the Meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock (“Outstanding Shares”) on the Record Date will constitute a quorum for purposes of the Meeting. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Meeting for purposes of establishing a quorum. On the Record Date, there were 4,170,026 Outstanding Shares. The holders of shares of common stock entitled to be voted at the Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, 4,170,026 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as “represented” for the purpose of determining the presence or absence of a quorum. Under Utah corporate law and our Articles of Incorporation and Bylaws, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal. In the election of directors, the six nominees receiving the highest number of votes will be elected. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against any matter considered at the Meeting.

How do I vote by proxy?

If you properly complete your proxy card and Sento’s transfer agent, American Stock Transfer, Inc., receives it in time to vote at the Meeting, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. No postage is required if your proxy card is mailed in the United States in the return envelope that has been enclosed with this Proxy Statement.

                If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:

•	“FOR” the election of the six nominees for Director named on page 8 of this Proxy Statement under “PROPOSAL NO. 1 - Election of Directors.”
•

“FOR” the proposal to approve the Certificate of Designation and related Warrants filed in conjunction with the offering of the Series B Preferred Stock described on page 12 of this Proxy Statement under “PROPOSAL NO. 2 -Proposal to approve the Certificate of Designation and the related Warrants which were part of the December 2006 Private Placement.”

•

“FOR” the approval of additional shares to be added to the Sento Corporation 1999 Omnibus Stock Incentive Plan, as described on page 14 of this Proxy Statement under “PROPOSAL NO. 3 - Proposal to ratify and approve an Amendment to the Company’s Amended 1999 Omnibus Stock Incentive Plan and the provision therein for the increase in the common stock available for issuance to 2,025,000 shares. “

•

“FOR” the ratification of the Audit Committee’s selection of Child, Van Wagoner & Bradshaw, PLLC as the Corporation’s independent registered public accountant for the fiscal year ending March 31, 2007 (“Fiscal 2007”) as described on page 18 of this Proxy Statement under “PROPOSAL NO. 4 - Ratification of Audit Committee’s Selection of Child, Van Wagoner & Bradshaw, PLLC as the Corporation’s Independent Registered Public Accountant for Fiscal 2007.”

•	In your proxy’s discretion as to any other business which may properly come before the Meeting or any adjournment or postponement of the Meeting.

How can I vote my shares in person at the Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Meeting. If you choose to attend the Meeting, please bring the enclosed Proxy Card and proof of identification for entrance to the Meeting. If you hold your shares in “street name,” you must request a legal proxy from your broker or other agent in order to vote at the Meeting.

How do I vote if my shares of Common Stock are held through a broker, trustee or other nominee?

If your shares of Common Stock are held for you as the beneficial owner through a broker, trustee or other nominee (such as a bank) in “street name,” rather than held directly in your name, you will need to instruct your broker, trustee or other nominee concerning how to vote your shares. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from the broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the Meeting. Your broker, trustee or other nominee has enclosed with this Proxy Statement or will provide upon request voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

What discretion does my broker, trustee or other nominee have to vote my shares of Common Stock held in “street name”?

A broker, trustee or other nominee holding your shares of Common Stock in “street name” must vote those shares according to any specific instructions it receives from you. If specific instructions are not received, your broker, trustee or other nominee generally may vote your shares in its discretion, depending on the type of proposal involved. There are certain proposals (“Non-Routine Proposals”) on which brokers may not vote without specific instructions from you. Proposals 2 and 3 are Non-Routine Proposals, and if you do not give your broker specific instructions, your shares will not be voted on those Non-Routine Proposals, giving rise to what is called a “broker non-vote.” Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum. IF YOU DO NOT INSTRUCT YOUR BROKER ON HOW TO VOTE, THIS MAY HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPLICABLE PROPOSAL.

At the Meeting, your broker, trustee or other nominee may vote your shares in its discretion with respect to all proposals.

Can I change my vote after I return my proxy card?

Yes. You may change your vote at any time before your proxy is voted at the Meeting. To change your vote, you may:

•	Deliver to the Corporation’s corporate secretary a written notice revoking your earlier vote;
•	Deliver to the Corporation’s transfer agent, if you are the shareholder of record, a properly completed and signed proxy card with a later date;
•	Deliver to your broker, trustee or other nominee, if your shares are held in “street name,” a properly completed and signed proxy card with a later date; or
•	Vote in person at the Meeting.

Your attendance alone at the Meeting will not revoke a previously delivered proxy. If you choose any of these methods to change your vote, you must take the described action no later than the beginning of the Meeting. Once voting is completed at the Meeting, you will not be able to revoke your proxy or change your vote. Unless your proxy is so revoked or changed, the shares of Common Stock represented by your proxy received by the Corporation’s transfer agent will be voted at the Meeting and at any adjournment or postponement of the Meeting.

What happens if I just sign, date and return the proxy card without completing the voting?

Your proxy will be voted in accordance with the recommendation of the Board set forth in this Proxy Statement, including a vote FOR each of the proposed nominees for our Board. If any other matters are properly presented for consideration at the Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Meeting.

How is the Corporation soliciting proxies?

The Corporation bears the cost of preparing, assembling and mailing the proxy material related to the solicitation of proxies by and on behalf of the Board for the Meeting. In addition to the use of the mails, certain of the Corporation’s officers may, without additional compensation, solicit proxies in person, by telephone or through other means of communication. The Corporation has retained American Stock Transfer, Inc. (“AST”) to assist in the solicitation of proxies for a fee of approximately $3,500, plus reimbursement of expenses. This assistance will include requesting brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to those persons for whom they hold shares. The Corporation will bear the cost of this solicitation.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Corporation or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to the Corporation’s management.

Who will serve as inspector of elections?

The inspectors of elections will be two members of the Sento Corporation Finance Department.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares in “street name.” If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

                The Securities and Exchange Commission (the “SEC”) has adopted rules that allow us to deliver a single annual report or proxy statement to any household at which two or more shareholders reside, whom the Corporation believes to be members of the same family. If you have not previously consented to participate in this program and wish to receive only one copy of future Proxy Statements, please write to the Corporation’s transfer agent at American Stock Transfer, Inc. Attention: Proxy Info, 59 Maiden Lane, Plaza Level New York, New York 10038. Your consent to receive only one copy of the annual report or proxy statement will remain in effect until the Corporation’s transfer agent receives a written revocation notice from you. The Corporation will continue to separately mail a proxy card for each registered shareholder account.

Where can I find the voting results of the Meeting?

The Corporation intends to announce preliminary voting results at the Meeting and publish final results in the Corporation’s Annual Report on Form 10-K for Fiscal 2007.

Where Can I Find More Information on the Corporation?

We file annual, quarterly and special reports, proxy statements, and other information with the SEC. Our Common Stock is traded on the NASDAQ Capital Market under the symbol “SNTO.” You may read and copy any document filed by the Company at the SEC’s public reference facilities or on the SEC’s website at:

http://www.sec.gov.

Who Can Help Answer Your Questions?

If you have additional questions about the matters proposed for consideration at the Meeting, you should contact:

Sento Corporation

420 East South Temple, Suite 400

Salt Lake City, Utah 84111

Attention: Brian Maloy, Chief Financial Officer

Phone Number: (801) 431-9200

What should I do now?

Carefully read this document and indicate on the proxy card how you want to vote. Sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. You should indicate your vote now even if you expect to attend the Meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your proxy, right until the Meeting, and will ensure that your shares are voted if you later find you cannot attend the Meeting. IF YOU DO NOT VOTE, THIS MAY HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPLICABLE PROPOSAL.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES AS DIRECTORS.

Introduction

The Board of the Company consists of such number of directors as is fixed from time to time by resolutions adopted by the board. At the Annual Meeting, six Directors will be elected. The election of a director requires the affirmative “FOR” vote of a plurality of the votes cast by stockholders present, in person or by proxy, and entitled to vote at the Meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN” in regard to the election of each director. Abstentions and broker non-votes will have no effect on the outcome of the votes with respect to the election of each director. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be vote for one or more substitute nominees to be designated by the Board, or the Board may decide to reduce the number of directors. It is anticipated that at such time as the Board has identified and is prepared to name the chief executive officer of the Company, the board shall then increase the size of the board to seven persons and appoint the newly named CEO to fill the vacancy created by such increase (which may occur before or after the Annual Meeting).

Nominees for Election

The Board is nominating for election at the Meeting each of the six Directors as follows: C. Lloyd Mahaffey (Chairman), Richard E. Dyer, Kim Cooper, Phillip Windley, Eric Olafson, and David McGinn (collectively, the “Nominees”). The Nominees elected as Directors at the Meeting will hold office for such term or until their respective successors are elected and qualified, subject to their prior death, resignation or removal. All nominees have consented to be named and to serve if elected. If any of the six nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by our present Board of Directors. The six nominees receiving the highest number of votes at the Annual Meeting will be elected.

General Information Regarding the Board and its Committees

Certain information with respect to each nominee for director is set forth below.

Name	Age	Position	Director Since

C. Lloyd Mahaffey	52	Chairman of the Board	2004
Kim A. Cooper	48	President, Chief Executive Officer and Director	1999
Richard E. Dyer	60	Director	2004
David B. McGinn	44	Director	New
Eric Olafson	47	Director	2001
Phillip J. Windley, PhD	48	Director	2003

C. Lloyd Mahaffey was appointed to serve as a director in March 2004 and has served as Chairman of the Board since October 26, 2004. Mr. Mahaffey has over 25 years of experience in the development, funding and marketing of advanced technology systems to business, education, consumer and government markets. Mr. Mahaffey has been the Managing Partner for Dynamis Group, LLC., a development and construction company with offices in Eagle and McCall, Idaho since 2004 and the Managing Partner of Carloma Group; a diversified private equity company since 1998. A long term technology venture capitalist and senior operating executive, Mr. Mahaffey served as a Managing Partner of Redleaf Ventures and Aspen Ventures (SBIC) from 1998 to 2004. From 1995 to 1998, Mr. Mahaffey served as the Chief Operating Officer, as well as Senior Vice President and General Manager of Global Development and Marketing for VeriFone. While there, he was responsible for VeriFone’s early stage investments in WebTV, CyberCash, and VeriSign. He led the team that sold VeriFone to Hewlett Packard for $1.3 billion. Prior to joining Verifone, Mr. Mahaffey served in a variety of senior executive roles at Apple Computer, Inc. during its formative years and was responsible for the development of Apple’s highly regarded Education and Federal Government business segments worldwide. Mr. Mahaffey received his Bachelor’s degree in history at The Citadel, The Military College of South Carolina, in 1978, where he was an Honor Graduate. He also attended Stanford University’s Graduate School of Business Technology Executive Program in 1987.

Kim A Cooper was appointed to serve as a director in August 1999. In January 2007, Mr. Cooper agreed to serve as our Chief Executive Officer on an interim basis following the retirement of our former chief executive officer. Since January 2003, Mr. Cooper has been the President and Chief Executive Officer of Exceed, LLC, a consulting firm that provides business and legal consulting services to public and private companies. From May 2003 to July 2006 he also served as Chairman of the Board for TechTeam Global, Inc. [TEAM], a multinational enterprise service provider. Since January 2005 Mr. Cooper has been the President and Chief Executive Officer of Exceed III, LLC a developer and marketer of enterprise automation software. Between 1996 and 2003, he was founder and Chief Executive Officer of the following companies: Digital Harbor, Inc., ComDais, Inc., GlobalSim, Inc., DriveSafety, Inc., Venafi, Inc.; General Counsel of E-Idea Labs, Inc. and Chief Operating Officer of Sorenson Media, Inc. For the twelve years prior to 1996, Mr. Cooper was the Vice President of Worldwide Marketing and Business Development for Novell, Inc., and the Vice President of Worldwide Customer Services, Sales & Marketing for WordPerfect Corporation. Mr. Cooper also currently serves as a director for Lucion, LLC. He is a practicing corporate attorney and graduated with honors from Brigham Young University Law School.

Richard E. Dyer was appointed to serve as a director in November 2004 and he has served as a member of the Audit Committee since his appointment. Mr. Dyer retired from SanDisk Corporation in May 2006. His most recent position at SanDisk was as Vice President of Americas Sales where he was responsible for OEM and retail channels in the Americas. He joined SanDisk in 1998 and established the company’s worldwide retail channel, growing revenues to $1.6 billion in that channel. Mr. Dyer has also held executive positions in sales and marketing for Adobe Systems and for Eastman Kodak, where he served as Vice President of the Digital & Applied Imaging Division and provided leadership in revitalizing the performance of its U.S. sales organization. Mr. Dyer also has experience with Apple Computer and Hewlett-Packard.

David B. McGinn was appointed to serve as a director and as Chairman of its Audit Committee in February 2007. Mr. McGinn is the Chief Operating Officer of Agilix Labs, Inc. (“Agilix”) a worldwide leader in mobile learning solutions for education markets, where he is responsible for directing the Company’s operational and financial strategy. Prior to joining Agilix, Mr. McGinn was Chief Financial Officer and Vice President of Operations for MyFamily.com. Mr. McGinn has also served as Vice President of Finance for OpenMarket, Director of Financial Planning for Novell, and Controller of SoftSolutions Technology Corporation. Mr. McGinn began his career as an audit manager in the technology practice of KPMG. He is a member of both the American Institute of CPAs and the Utah Association of CPAs. Mr. McGinn holds a Master of Accountancy degree from Brigham Young University.

Eric Olafson was appointed to serve as a director in October 2001. Since 2000, Mr. Olafson has been the Chairman of the Board of Tomax Corporation, a developer and marketer of web-based software for retailers. Prior to that, from 1990 to 2000, Mr. Olafson served as the President and Chief Executive Officer of Tomax. From 1987 to 1990, Mr. Olafson served as the Vice President of Marketing at Tomax. From 1986 to 1987, Mr. Olafson served as a consultant to Tomax. Prior to 1986, Mr. Olafson was a co-founder of Dyonix Greentree Technologies, a Canadian software development company.

Phillip J. Windley, PhD, was appointed to serve as a director in October 2003. Since May 2003, Dr. Windley has been an Associate Professor of Computer Science at Brigham Young University. In 2002 and 2003, Dr. Windley was a consultant, author and nationally recognized expert in using information technology Dr. Windley served during 2001 and 2002 as the Chief Information Officer for the State of Utah, serving in the Governor’s cabinet and as a member of the Governor’s senior staff. In 1999 and 2000, Dr. Windley served as the Vice President for Product Development and Operations at Excite@Home, managing a large, interdisciplinary team of product managers, engineers, and technicians developing and operating large-scale internet and e-commerce products. Prior to joining Excite@Home, from 1998 to 1999, Dr. Windley served as the Chief Technology Officer of iMall, Inc. Dr. Windley was a professor of Computer Science at Brigham Young University from 1993 to 1999 and the University of Idaho from 1990 to 1993. While at Brigham Young University, Dr. Windley founded and directed the Laboratory for Applied Logic. Dr. Windley received his PhD in computer science from the University of California, Davis in 1990.

We have no reason to believe that any of the Nominees listed above will be unavailable to serve if elected. However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board. Any vacancies not filled at the Meeting may be filled by the Board.

OTHER INFORMATION REGARDING THE BOARD

Director Independence

Our Board of Directors has determined that a majority of our directors are independent, as that term is defined in NASD Rule 4200(a)(15), which satisfies the independence requirement of NASD Rule 4350(c).

Board Committees and Meetings

Our Board of Directors has standing Audit, Compensation, Governance and Nominating, and Strategy Committees.

Audit Committee. The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), consists of three Directors: David B. McGinn (Chairman), Richard Dyer, and Eric Olafson. All members of our Audit Committee are independent according to NASDAQ listing standards and SEC Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934. The Board has determined that all members of the Audit Committee are financially literate pursuant to NASDAQ rules. Our Board has determined that the Audit Committee has one member qualifying as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K. The person our Board has determined is an audit committee financial expert is Mr. David B. McGinn, as defined in Item 407(d)(5) of Regulation S-K. During the 2006 fiscal year Mr. Donald H. Livingstone was the Chairman of the Audit Committee. On February 13, 2007 Mr. Livingstone resigned as a member of the Audit Committee which vacancy was filled on that same date with the appointment of Mr. David B. McGinn as Chairman of the Audit Committee.

Our Board has adopted a written Audit Committee Charter to provide guidance for this Committee. The Charter for the Audit Committee can be viewed under the Board section of the Company’s website at www.sento.com. The Audit Committee oversees our accounting and financial reporting processes and related audits. This involves, among other tasks, the selection of our independent public accountants for ratification by our shareholders, pre-approving engagements of our independent public accountants with respect to audit and non-audit services, reviewing our accounting practices and controls and administering our Code of Ethics for Officers and Finance Department Employees and our whistleblower policy.

The Audit Committee appoints the Corporation’s independent registered public accountant and reviews the independent registered public accountant’s performance, independence, fees and audit plans. The Audit Committee also reviews the annual and quarterly financial statements; plans and reports; non-audit services provided by the independent registered public accountant; the Corporation’s insurance coverage and any other financial matters as directed by the Board. The Audit Committee held five meetings during the year ended March 31, 2006 (“Fiscal 2006”).

Compensation Committee. The Compensation Committee is comprised of Eric Olafson (Chairman), Kim A. Cooper and C. Lloyd Mahaffey. Mr. Olafson and Mr. Mahaffey meet the definition of an independent director as that term is defined by NASDAQ listing standards and SEC Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934. With the January 2007 appointment of Mr. Cooper to the position of Chief Executive Officer on an interim basis, he does not meet the definition of an independent director at the present time. It is anticipated he will only hold this title until a successor can be found. During the time he holds this title he will not be involved in any meetings of the Compensation Committee.

Our Board has adopted a written Compensation Committee Charter to provide guidance for this Committee. The Charter for the Compensation Committee can be viewed under the Board section of the Company’s website at www.sento.com. The Compensation Committee reviews executive compensation (including the Chief Executive Officer, whose compensation is approved by our Board of Directors upon recommendation of the Compensation Committee) executive succession planning, benefit programs for members, management’s recommendations on election of officers and human resources development, and oversees the evaluation of the Chief Executive Officer, by the Board. The Compensation Committee met four times during Fiscal 2006.

Corporate Governance & Nominating Committee. The Corporate Governance and Nominating Committee (the “Governance Committee”) consists of Kim A. Cooper (Chairman), Phillip J. Windley and C. Lloyd Mahaffey. Our Governance Committee recommends to our Board of Directors nominees for election to the board. A director nominee must have a strong professional or other background, a reputation for integrity and responsibility and experience relevant to our business and operations. A director nominee must be able to commit appropriate time to prepare for, attend and participate in all meetings of our Board of Directors and its Committees, as applicable, and our Annual Meeting and must not have any conflicts of interest with our business and operations.

                Our Governance Committee requires some director nominees to be independent as defined under the NASDAQ listing standards. All director nominees, whether submitted by a shareholder or our Governance Committee, will be evaluated in the same manner. Mr. Windley and Mr. Mahaffey meet the definition of independent director as that term is defined by NASDAQ listing standards and SEC Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934. With the January 2007 appointment of Mr. Cooper to the position of Chief Executive Officer on an interim basis, he does not meet the definition of an independent director at the present time. It is anticipated he will only hold this title until a successor can be found. During the time he holds this title he will not be involved in any meetings of the Governance Committee.

Our Board has adopted a written Governance Committee Charter to provide guidance for this Committee. The Charter for the Governance Committee can be viewed under the Board section of the Company’s website at www.sento.com. The Governance Committee serves as the nominating committee and identifies individuals qualified to serve as Directors of the Corporation consistent with criteria approved by the Board. Our Governance Committee considers recommendations for director nominees by shareholders if the names of those nominees and relevant biographical information are properly submitted in writing to our Corporate Secretary in the manner contemplated by our Bylaws. Our Governance Committee also conducts annual officer and director performance evaluations, advises the Board concerning corporate governance matters, is responsible for seeing that all subcommittees of the Board have approved charters, and develops and recommends to the Board the Corporate Governance guidelines applicable to the Company. Our Governance Committee held two meetings during Fiscal 2006.

Strategy Committee. All members of the Board serve on the Strategy Committee which is chaired by Phillip J. Windley. The Strategy Committee works with our management team to review and develop strategic direction for emerging issues such as technology platforms. The Strategy Committee met twice during Fiscal 2006.

Director Nomination Process

The process employed by the Board of Directors for identifying and evaluating nominees for director is flexible and based primarily on the directors’ subjective weighting of the needs of the Company and the extent to which existing directors and prospective nominees meet those needs. Factors considered by the Board of Directors in the nomination process include each nominee’s:

•	Judgment and integrity,
•	Business and management experience,
•	Relationship of work experience and education to the current and proposed lines of business of the Company,
•	Ability to work well as a team with existing directors and management,
•	Interplay of the candidate’s experience with the experience of other directors,
•	Extent to which the candidate would be a desirable addition to the Board and any committees of the Board, and
•	Extent to which the candidate satisfies any objective requirements (such as independence or expertise requirements) applicable to the Board or any committees of the Board.

Director Compensation

During the year ended March 31, 2006, our non-employee directors receive compensation of $4,000 for attendance at each quarterly Board meeting (except for the Chairman of the Board who receives $8,000 for attendance at each quarterly Board meeting) and $2,000 for participation in each quarterly committee meeting. As additional incentive to serve, non-employee board members from time to time receive options to purchase shares of our common stock. Mr. Mahaffey received options to purchase 11,250 shares of our common stock at $2.32 per share during Fiscal 2006. Mr. Cooper, Mr. Dyer, Mr. Olafson and Mr. Windley each received options to purchase 7,500 shares of our common stock at $2.32 per share during Fiscal 2006. Each of these options vests over a 12 month period. Mr. Donald H. Livingstone, a Director at the time of this option grant also received options for 7,500 shares at $2.32 per share at this time. Mr. Livingstone resigned in February 2007. At his resignation the Board approved the immediate vesting of these and all other options (22,500 in total) in the name of Mr. Livingstone with an exercise date effective through the end of the applicable option terms.

               Effective January 23, 2007, we entered into a consulting arrangement with Kim A. Cooper, C. Lloyd Mahaffey, Richard E. Dyer, and Phillip J. Windley, of our Board to assist in the search for a new CEO and CFO. Pursuant to this arrangement, we have agreed to pay these four members of our Board as follows:

Director	Monthly Payment	Total Options
Kim A. Cooper	$10,000(1)	15,000(2)
C. Lloyd Mahaffey	$5,000(1)	5,000(2)
Richard E. Dyer	$2,000(1)	2,000(2)
Phillip J. Windley	$2,000(1)	2,000(2)
(1)	The monthly payments will be made over the period from February 1, 2007 to April 30, 2007
(2)	The options have an exercise price of $2.15 and vest evenly over a 12 month period)

Effective February 1, 2005, our Chairman began receiving, in addition to his per-meeting fee of $8,000 per meeting for each board meeting attended and $2,000 for each committee meeting attended, $5,000 per month for a limited period of 12 months for additional services to be rendered as Chairman during such period, including evaluating merger and acquisition opportunities and assisting the Corporation’s efforts to achieve sales growth. This additional $5,000 per month payment was discontinued following the payment made on January 1, 2006; however, the per-meeting compensation continued.

During the fiscal year ended March 31, 2002, our Board adopted several strategic initiatives intended to compensate our directors if we completed certain transactions. Pursuant to resolutions adopted in April 2001 and March 2002, our Board of Directors approved a contingent issuance of shares of our common stock to each of our directors then serving. The shares of our common stock are issuable: (i) only upon the completion of certain merger, consolidation, acquisition, sale and liquidation transactions constituting a “change of control” under the Incentive Plan, and (ii) only if the individual recipient is a director of the Company on the date of the occurrence of one or more of the conditions constituting a “change of control.” Because none of the conditions was satisfied during Fiscal 2006, there were no shares or other rights issued or granted to the directors during such fiscal year. The resolutions remain effective and could result in future issuances of shares of our common stock if one or more of the stated conditions occurs.

PROPOSAL NO. 2 – TO APPROVE THE CERTIFICATE OF DESIGNATION AND RELATED WARRANTS WHICH WERE PART OF THE DECEMBER 2006 PRIVATE PLACEMENT

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION AND

APPROVAL OF THE CERTIFICATE OF DESIGNATION AND RELATED WARRANTS

WHICH WERE PART OF THE DECEMBER 2006 PRIVATE PLACEMENT.

Introduction

After evaluating its current cash position and the available opportunities to obtain additional financing to support the Company’s efforts to continue the development and marketing of its “contact solution center” service and support offerings, the Company agreed to do a private placement of $3,000,000 of redeemable preferred stock with detachable stock warrants to a group of accredited investors on December 6, 2006. As part of the private placement, the Company agreed to issue ten-year warrants to the investors to purchase up to 900,000 shares of Common Stock. The amount of our Common Stock that will be issued as a result of the private placement cannot be precisely determined because we issued securities that convert into, or upon exercise require us to issue, Common Stock, or under certain circumstances make payments in cash, and because the securities issued in the private placement include anti-dilution protections that would require us to issue additional shares of Common Stock if certain triggering events occur. The proceeds of the financing are expected to allow the Company to satisfy certain short-term obligations and provide working capital financing of the Company’s operational activities.

The affirmative vote of a majority of the votes cast in person or by proxy at the meeting will be required to ratify and approve the Certificate of Designation and Warrant Agreements which were part of the December 2006 Private Placement. Abstentions will NOT be counted toward the tabulation of votes cast on the proposal. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Summary of Terms of Private Placement

In October 2006, the Company executed an exclusive Advisory Agreement (“Advisory Agreement”) with an investment banking firm (“Advisor”) which outlines the terms under which the Advisor is engaged to act as a financial advisor to the Company. Terms of the Advisory Agreement include the following, i) the Company will pay the Advisor a retainer fee of $7,500 per month beginning October 1, 2006; ii) the payment of the retainer fees will be deferred until March 31, 2007; iii) the Company will pay the Advisor certain success fees if they complete a financing or business combination transaction.

Through the efforts of the Advisor, the Company completed a Private Placement of preferred stock with the execution of a Stock Purchase Agreement (“SPA”) with certain parties to purchase up to 3,000 units of preferred stock in December 2006. Pursuant to the terms of the SPA, the preferred stock was sold at a price of $1,000 per unit with each unit comprised of 1 share of the Company’s newly designated Series “B” Preferred Stock (“Series B”) and warrants to purchase 300 shares of the Company’s common stock. The warrants are fully vested and have an exercise price of $2.54 per share. The Series B shares can convert into shares of the Company’s common stock under certain circumstances at a conversion price of $2.093 (“Conversion Price”), which was 101% of the five day average closing price of the Company’s Common Stock prior to December 21, 2006 (“Original Issue Date”). The funding was completed on December 22, 2006. The Company received $3,000,000 upon the closing of the transaction ($2,606,000 net of transaction costs). In conjunction with the Series B funding, the Company has issued 119,446 shares of the Company’s common stock for the transaction fee due under the Advisory Agreement (which is included in the transaction costs of $394,000).

The preferred shares have the right to receive semi-annual cumulative dividends in the amount of $58.55 per share that may be paid in cash or, at the Company’s election, in additional Series B shares. The Series B shares have a liquidation preference equal to the sales price for the shares plus any accrued but unpaid dividends (the “Liquidation Preference”). The Series B shareholders have a redemption right on the third anniversary of the Original Issue Date at a purchase price equal to 115% of the then-effective Liquidation Preference.

Under certain circumstances, the Series B shareholders are entitled to have the Conversion Price and the exercise price, respectively, of their shares and warrants adjusted to correspond to Common Stock holders’ rights to any stock dividend, stock split, stock combination or reclassification of shares. The Conversion Price and the exercise price, respectively, of the Series B shares and warrants are also subject to weighted average dilution adjustment under certain circumstances including the issuance of shares, options or warrants at below the Conversion Price. Stockholders may receive copies of the Private Placement documentation by contacting the Company at 420 East South Temple, Suite 400, Salt Lake City, Utah 84111, Attn: Investor Relations, telephone number (801) 431-9200, facsimile number (801) 532-2173.

Reasons for Requirement of Shareholder Approval

The Stock Purchase Agreement contained a post-closing covenant that requires the Company to submit to shareholders for approval the Certificate of Designation (specifically including Sections 7(c), 7(d) and 7(e) thereof) and the Warrants (specifically including Sections 2.4, 2.5 and 2.6 thereof). Such provisions in the Certificate of Designation provide anti-dilution adjustments in certain events including the subsequent issuance of common shares for stock dividends to common shareholders, issuance of convertible debt at less than the Conversion Price, other consideration less than the Conversion Price, warrants and other rights with an exercise price less than the Conversion Price and other convertible securities which may be converted at a price less than the Conversion Price with similar adjustments in the Warrants for such issuances at less than the then market price. These anti-dilution provisions do not become effective until the Certificate of Designation and the related Warrant Agreements have been approved by the holders of the Common Stock of the Company. Full transcripts of the Certificate of Designation and the related Warrant Agreements can be viewed as part of the Company’s filings with the Securities and Exchange Commission of the quarterly report on Form 10-Q for the second quarter of the 2007 fiscal year.

The Board considered the benefits and risks of raising funds based, in part, on future market prices relative to other alternatives, and concluded that the terms set forth in this private placement were in the best interests of the Company and represented the best alternative available to the Company to meet its funding needs. The Board therefore approved the transaction. The Board now solicits your proxy to be voted to approve the Certificate of Designation (specifically including Sections 7(c), 7(d) and 7(e) thereof) and the Warrants (specifically including Sections 2.4, 2.5 and 2.6 thereof). These specific sections of the Certificate of Designation and Warrant Agreements relate to potential adjustments in the Conversion Price (or warrant exercise price), respectively, for the preferred share holders in the event of a future issuance of common stock, warrants, or convertible securities at a price less than the Conversion Price (or warrant exercise price).

It is important to note that issuance of shares of our Common Stock upon the conversion of the preferred shares or exercise of the warrants will result in dilution to the equity interests of other holders of the common stock. Specifically, the issuance of the additional common stock will result in a decrease of the relative voting control of the common stock issued and outstanding prior to any issuance of the Series B shares pursuant to the terms of the private placement, and any public resale of our Common Stock following the conversion of the Series B preferred shares or exercise of the warrants may depress the prevailing market price of the common stock. Even prior to the time of a conversion of the shares or exercise of the warrants, the market “overhang” resulting from the mere existence of the Company’s obligation to honor such transactions could depress the market price of the common stock.

The board of directors unanimously recommends a vote “FOR” the approval of the proposal to approve the Certificate of Designation (specifically including Sections 7(c), 7(d) and 7(e) thereof) and the Warrants (specifically including Sections 2.4, 2.5 and 2.6 thereof).

PROPOSAL NO. 3 – RATIFICATION AND APPROVAL OF THE AMENDMENT TO THE AMENDED 1999 OMNIBUS STOCK INCENTIVE PLAN AND THE PROVISION THEREIN FOR THE INCREASE IN THE COMMON STOCK AVAILABLE FOR ISSUANCE TO 2,025,000 SHARES

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION

AND APPROVAL OF THE AMENDMENT TO THE AMENDED 1999 OMNIBUS STOCK INCENTIVE PLAN AND THE PROVISION THEREIN FOR THE INCREASE IN THE COMMON STOCK AVAILABLE FOR ISSUANCE TO 2,025,000 SHARES

Introduction

On September 23, 1999, our shareholders ratified our Board’s adoption of an Incentive Plan which approved certain shares of common stock which would be available for issuance to employees and directors. From time-to-time the Incentive Plan has been amended to increase the shares available under the Incentive Plan. Most recently, on February 22, 2007, our Board approved an amendment to the Incentive Plan (the “Amended Incentive Plan”) providing for an increase in the maximum number of shares of common stock available for issuance under the Amended Incentive Plan to 2,025,000. The February 2007 amendment approved by our Board must be ratified by our stockholders before it is effective. The terms of the Amended Incentive Plan are summarized below. The following description of the Amended Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text thereof. Capitalized terms used herein will, unless otherwise defined, have the meanings assigned to them in the text of the Amended Incentive Plan.

General

The Amended Incentive Plan is intended to promote the interests of Sento and its shareholders by providing directors, officers, employees and others who are expected to contribute to our success with appropriate incentives and rewards to encourage them to enter into and continue in our employ and to acquire a proprietary interest in Sento’s long-term success, thereby aligning their interests more closely to the interests of our shareholders.

The Amended Incentive Plan is intended to comply with the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended. In addition, the Amended Incentive Plan is intended to provide performance-based compensation so as to be eligible for compliance with Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), which denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly-traded corporation to the following individuals who are employed at the end of the employer’s taxable year (“Covered Employees”): the chief executive officer and the four most highly compensated executive officers (other than the chief executive officer), for whom compensation disclosure is required under the proxy rules promulgated by the Securities and Exchange Commission. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by shareholders in a separate vote prior to the payment. Accordingly, since the Amended Incentive Plan was approved by shareholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the Incentive Plan, as amended, is not be subject to the deduction limit of Section 162(m).

Summary of Terms

If the Amended Incentive Plan is approved, the Incentive Plan will authorize an aggregate of 2,025,000 shares of common stock (1,525,000 shares prior to the Incentive Plan Amendment) that may be used for awards, subject to adjustment as described below. Such shares may be authorized and un-issued shares, treasury shares or shares we acquire for purposes of the Incentive Plan. Generally, shares subject to an award that remain un-issued upon expiration or cancellation of the award will be available for other awards under the Amended Incentive Plan. In the event our Compensation Committee of the Board of Directors determines that any dividend or other distribution, stock split, re-capitalization, reorganization, merger or other similar corporate transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Amended Incentive Plan, then our Compensation Committee will make such equitable changes or adjustments as it deems necessary to the aggregate number of shares available under the Amended Incentive Plan, the number of shares subject to each outstanding award and the exercise price of each outstanding option or stock appreciation right.

Awards under the Amended Incentive Plan may be made in the form of (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Phantom Stock and (vi) Stock Bonuses. Awards may be granted to such directors, officers, employees and others expected to contribute to our long-term success as our Compensation Committee shall, in its discretion, select.

The Amended Incentive Plan is administered by our Compensation Committee, each member of which is an “outside director” within the meaning of Section 162(m) and a non-employee director within the meaning of Rule 16b-3. Our Compensation Committee is authorized, among other things, to construe, interpret and implement the provisions of the Amended Incentive Plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Amended Incentive Plan.

Participation in the Amended Incentive Plan is open to all employees and directors of the Company and its subsidiaries. As of the adoption of the Amended Incentive Plan by our Board, there were approximately 1,600 employees and directors eligible to participate in the Incentive Plan.

Awards under the Plan

Stock Options. Our Compensation Committee will determine each option’s expiration date; provided, however, that no incentive stock option may be exercised more than ten years after the date of grant, and termination is accelerated upon the termination of a participant’s employment and for other reasons specific in the plan. The purchase price per share payable upon the exercise of an option (the “option exercise price”) will be established by our Compensation Committee, but in that case of an incentive stock option may be no less than the fair market value of a share of common stock on the date of grant. Any restriction on vesting of the option is determined by our Compensation Committee. The option exercise price is payable (i) in cash, by certified check, bank cashier’s check or wire transfer, (ii) by delivering instructions to a broker to deliver promptly to us the amount of sale or loan proceeds to pay the full amount of the option exercise price, (iii) by delivering shares of common stock owned by the participant with appropriate stock powers, (iv) by electing to have us retain shares of common stock which would otherwise be issued on the exercise of the option, (v) any combination of the foregoing forms or (vi) by such other payment method as our Compensation Committee may prescribe.

Stock Appreciation Rights. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Amended Incentive Plan. A stock appreciation right granted independently of any option will be subject to the vesting schedule, if any, approved by our Compensation Committee at the time of its approval of the grant. A stock appreciation right granted in tandem with any stock option will be exercisable only when and to the extent the option to which it relates is exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and receive from Sento, in cash, an amount equal to the excess of the fair market value of a share of common stock over the exercise price of the stock appreciation right for each share of common stock in respect of which such stock appreciation right is being exercised.

               Restricted Stock. Our Compensation Committee may grant restricted shares of common stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as our Compensation Committee shall determine in its discretion. Awards of restricted stock granted to our executive officers must be contingent on our attainment of one or more pre-established performance goals (the “Performance Goals”) established by our Compensation Committee. The Performance Goals may be based on our attainment of any one or more of the following criteria: (i) a specified percentage return on total shareholder equity of Sento; (ii) a specified percentage increase in earnings per share from continuing operations; (iii) a specified percentage increase in our net income; and (iv) a specified percentage increase in our profit before taxation.

Phantom Stock. Our Compensation Committee may grant shares of “phantom stock” to such persons, in such amounts, and subject to such terms and conditions (including the attainment of Performance Goals) as our Compensation Committee shall determine in its discretion. If the requirements specified by our Compensation Committee are met, the grantee of such an award will receive a cash payment equal to the fair market value of the shares covered thereby, plus the dividends that would have been paid on such shares had they actually been outstanding following the grant date. Awards of Phantom Stock granted to our executive officers will be contingent on our attainment of any one or more of the Performance Goals noted above.

Stock Bonus. Our Compensation Committee may grant bonuses comprised of shares of common stock free of restrictions to such persons, in such amounts, as our Compensation Committee shall determine in its discretion

Amendment Termination. The Board may suspend, discontinue, revise, terminate or amend the Amended Incentive Plan at any time; provided, however, that shareholder approval will be obtained if and to the extent that the Board deems it appropriate to satisfy Section 162(m) or Section 422 of the Code or to the extent such approval is required by the rules of any market on which the common stock is listed.

Plan Benefits

We cannot now determine the exact number of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock and Stock Bonuses to be granted in the future as a result of the Amended Incentive Plan to the Named Executive Officers, to all current executive officers as a group, or to all employees (including executive officers). See “Executive Compensation—Option Grants in Last Fiscal Year” for the number of options granted under the Amended Incentive Plan to the Named Executive Officers during Fiscal 2006. During Fiscal 2006, options to purchase 125,000 shares of common stock were granted to all of our executive officers as a group.

Certain Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States federal income tax consequences relating to awards under the Amended Incentive Plan. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to shareholders described herein. Shareholders should be aware that this discussion does not deal with all United States federal income tax considerations that may be relevant to an individual shareholder granted awards pursuant to the Incentive Plan. ACCORDINGLY, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES RELATING TO AWARDS UNDER THE INCENTIVE PLAN.

Non-Qualified Stock Options. Generally, an optionee will not recognize any taxable income upon the grant of a Non-Qualified Stock Option. We will not be entitled to a tax deduction with respect to the grant of a Non-Qualified Stock Option. Upon exercise of a Non-Qualified Stock Option, the excess of the fair market value of the common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. We will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the common stock received pursuant to the exercise of a Non-Qualified Stock Option will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale of common stock received upon the exercise of a Non-Qualified Stock Option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such common stock is more than one year.

                Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an Incentive Stock Option and we will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an Incentive Stock Option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to Sento, if the optionee subsequently engages in a “disqualifying disposition,” as described below. In addition, the amount by which the market value of shares issued upon exercise of an Incentive Stock Option exceeds the exercise price, however, is included in the optionee’s alternative minimum taxable income and may, under certain conditions, be taxed under the alternative minimum tax.

A sale or exchange by an optionee of shares acquired upon the exercise of an Incentive Stock Option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the Incentive Stock Option will result in any difference between the net sale proceeds and the exercise price being treated a long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the Incentive Stock Option or within one year from the date of transfer of the Incentive Stock Option shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the Incentive Stock Option and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable reporting requirements, and we will be entitled to a tax deduction in the amount of such income. Any further gain generally will qualify as capital gain and will not result in any deduction by Sento.

Restricted Stock. A grantee will not recognize any income upon the receipt of Restricted Stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the Restricted Stock at the time of receipt. If the election is made, the holder will not be allowed a deduction for shares of Restricted Stock required to be returned to us. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the Restricted Stock are subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At that time the holder will recognize ordinary income, subject to applicable reporting and withholding requirements, and we generally will be entitled to a deduction in the same amount.

Generally, upon a sale or other disposition of Restricted Stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

Other Awards. The grant of a Stock Appreciation Right or Phantom Stock award will not result in income for the grantee or in a tax deduction for Sento. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, subject to applicable reporting and withholding requirements, and we generally will be entitled to a tax deduction in the same amount. A Stock Bonus generally will result in compensation income for the grantee and a tax deduction for us, equal to the fair market value of the shares of common stock granted.

Inasmuch as awards under the Amended Incentive Plan will be recommended by our Compensation Committee and approved by our Board and that the performance criteria may vary from year-to-year and from participant-to- participant, benefits under the Amended Incentive Plan are not determinable. Compensation paid and other benefits granted to the Named Executive Officers for Fiscal 2006 are set forth above in the section entitled “Executive Compensation” commencing on page 22.

Certain Federal Income Tax Consequences

In considering the recommendation of our Board with respect to the Amended Incentive Plan, shareholders should be aware that the members of our Board and our executive officers have certain interests, which may present them with conflicts of interest in connection with such proposal. As discussed above, all of our employees and directors are eligible to purchase common stock under the Stock Incentive Plan. Our Board recognizes that adoption of the Amended Incentive Plan may benefit our officer and directors and their successors, but believes that approval of the Amended Incentive Plan will advance Sento’s interests and the interests of our shareholders by encouraging our employees to make significant contributions to Sento’s long-term success.

PROPOSAL NO. 4 - RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF CHILD VANWAGONER & BRADSHAW PLLC AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL 2007

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION

AND APPROVAL OF THE AUDIT COMMITTEE’S SELECTION OF CHILD VANWAGONER & BRADSHAW PLLC AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL 2007

Introduction

On February 9, 2007, Sento dismissed its independent registered public accounting firm, Ernst & Young LLP. The decision to dismiss Ernst & Young was made by Sento’s Audit Committee.

On February 6, 2007, the Audit Committee of the Company engaged the firm of Child, Van Wagoner & Bradshaw, PLLC (“CVB”), as its new independent registered public accounting firm to audit the Company’s financial statements as of and for the period ended March 31, 2007.

FEES INCURRED FOR ERNST & YOUNG LLP

The following table sets forth the aggregate fees billed to the Corporation for the audit and other services provided by Ernst & Young for the fiscal years ended March 31, 2006 and 2005:

	March 31, 2006	March 31, 2005
Audit Fees (1)	$148,000	$106,000
Audit Related Fees (2)	38,000	82,000
Tax Fees	30,000	25,000
All Other Fees	--	--
Total	$216,000	$213,000
(1)

Audit fees represent fees for professional services provided in connection with the audit of the financial statements and review of quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consisted primarily of accounting consultations.

Pre-Approval Fees Policies and Procedures

Our audit committee has adopted a policy requiring the pre-approval of all audit and permissible non-audit services provided by our independent public auditors. Under the policy, the audit committee is to specifically pre-approve before the end of each fiscal year any recurring audit and audit related services to be provided during the following fiscal year. The audit committee also may generally pre-approve, up to a specified maximum amount, any nonrecurring audit and audit related services for the following fiscal year. All pre-approved matters must be detailed as to the particular service or category of services to be provided, whether recurring or non-recurring, and reported to the audit committee at its next scheduled meeting. Permissible non-audit services are to be pre-approved on a case-by-case basis. The audit committee may delegate its pre-approval authority to any of its members, provided that such members report all pre-approval decisions to the audit committee at its next scheduled meeting. Our independent public accountants and members of management are required to report periodically to the audit committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services. Certain services are identified as restricted. Restricted services are those services that may not be provided by our independent public accountants, whether identified in statute or determined in the opinion of our Audit Committee to be incompatible with the role of an independent public accountant. All fees identified in the table listed above were approved by our Audit Committee. During Fiscal 2006, our Audit Committee reviewed all non-audit services provided by our independent public accountants, and concluded that the provision of such non-audit services was compatible with maintaining the independence of the independent public accountants.

Ratification of the Audit Committee Selection

The Board proposes that the shareholders ratify the selection by the Audit Committee of CVB to serve as the Corporation’s independent registered public accountant for Fiscal 2007. Pursuant to the Sarbanes-Oxley Act of 2002 and regulations promulgated by the SEC thereunder, the Audit Committee is directly responsible for the appointment of the independent registered public accountant. Although shareholder ratification of the Audit Committee’s selection of the independent registered public accountant is not required by the By-Laws or otherwise, the Corporation is submitting the selection of CVB to its shareholders for ratification to permit shareholders to participate in this important decision. If the shareholders fail to ratify the Audit Committee’s selection of CVB as the Corporation’s independent registered public accountant for Fiscal 2007 at the Meeting, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accountant. Representatives of CVB are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Child Van Wagoner & Bradshaw PLLC.

AUDIT COMMITTEE REPORT

The Board has adopted a written charter for the Corporation’s Audit Committee. The primary functions of the Audit Committee are set forth in its charter and on page 8 of this Proxy Statement under “Board Committees.” All members of the Audit Committee are independent as defined in NASD Rule 4200(a)(15) and SEC Rule 10A-3(b)(1).

Management has represented to the Audit Committee that the Corporation’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, the Corporation’s independent registered public accountant for Fiscal 2006. Management has also represented that it has assessed the effectiveness of the Corporation’s internal control over financial reporting as of March 31, 2006, and has determined that, as of that date, the Corporation maintained effective internal control over financial reporting. The Audit Committee has reviewed and discussed with management and the Corporation’s independent registered public accountant this assessment of internal control over financial reporting. The Audit Committee has also discussed with the Corporation’s independent registered public accountant its evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the Corporation’s independent registered public accountant in accordance with regulations promulgated by the SEC and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board, including, but not limited to, the matters required to be discussed by SAS 61, as amended (Codification of Statements on Auditing Standards, AU Section 380).

The Audit Committee received and reviewed the written disclosures and the letter from the Corporation’s independent registered public accountant required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and discussed with the Corporation’s independent registered public accountant its independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended March 31, 2006, for filing with the SEC.

AUDIT COMMITTEE

David B. McGinn, Chairman (appointed as Chairman effective on February 13, 2007)

Donald H. Livingstone, Former Chairman (resigned as Director effective on February 13, 2007)

Richard E. Dyer

Eric Olafson

Board and Annual Shareholder Meeting Information

During Fiscal 2006, our Board held four formal board meetings and met informally on numerous occasions and approved relevant matters by written consent. No director attended fewer than 75% of the total number of meetings of our Board and the committees on which he served. All members of our Board are strongly encouraged to attend the Annual Meeting of Shareholders (the “Meeting”). All members of our Board were present at the 2006 Meeting.

Shareholder Communications with the Board

Our Board allows shareholders to send communications to the Board through its Governance Committee. All shareholder communications, except those related to shareholder proposals that would be included on page 31 under the heading “Deadline for Shareholder Proposals for the 2008 Annual Meeting,” must be sent to the Chairman of our Governance Committee at 420 East South Temple, Suite 400, Salt Lake City, Utah, 84111. All communications submitted in this manner are related to the directors to whom they are addressed.

EXECUTIVE OFFICERS

In addition to Mr. Kim A. Cooper, Sento’s President and Chief Executive Officer, whose biography is set forth on page 9, certain biographical information is furnished below with respect to the following executive officers of Sento and our subsidiaries. Each of the executive officers serves until terminated by our Board of Directors or until the officer resigns.

Matthew Kochan, 62, was appointed as our Chief Operating Officer (“COO”) in October 2006. Prior to joining Sento, Mr. Kochan was the COO of Stream, an IT outsourcing services company. His extensive high technology experience also includes senior executive positions at McAfee, Nortel Networks, Compaq Computer and Digital Equipment.

Brian Maloy, 51, was appointed to serve as our Chief Financial Officer on an interim basis in February 2007. Prior to Mr. Maloy’s service with Sento he worked as a consultant focusing on US business services companies for the previous five years. Prior to that Mr. Maloy spent 17 years working for GE and GE Capital in various senior financial positions in Europe and Asia.

Stephen W. Fulling, 43, was appointed as our Senior Vice President and Chief Technology Officer in January 2004. In January 2007, Mr. Fulling was appointed by the Board as the Corporate Secretary. From March 2002 until January 2004, Mr. Fulling was Director of Information Technology Services at the State of Utah. From August 1999 until February 2002, Mr. Fulling managed an engineering and operations division for Excite@Home, in support of a $20 million e-commerce business. From October 1996 until August 1999, Mr. Fulling was the Senior Vice President of Engineering and Operations at iMall Inc. Mr. Fulling has over 16 years of experience in successfully developing products that use Internet and telecommunications technologies.

Thomas C. Tyler, 56, was appointed as our Senior Vice President of Sales and Marketing in January 2005 after serving as our Senior Vice President of Business Development after our acquisition of the Xtrasource assets. Mr. Tyler was founder, President, CEO, and Board Chairman of Xtrasource from 1995 to 2004 prior to the acquisition. From 1989 through 1994, Mr. Tyler was President and CEO of Universal Electronics Inc. (NASDAQ), a Cleveland-based manufacturer of universal remote controls. Prior to Universal Electronics, Mr. Tyler served as President of MTC/USA, Inc., an independent consumer electronics distribution company. He also held various positions within Technicare Corporation (a J&J Company) and Union Carbide Corporation.

Processes and Procedures for the Consideration and Determination of Director Compensation by Governance Committee

The Governance Committee is responsible for annually reviewing the compensation paid to Directors for service on the Board and for recommending changes to such compensation to the Board, if appropriate. The Board is responsible for approving Director Compensation annually based on recommendations of the Governance Committee. Neither the Governance Committee nor the Board delegates its authority with respect to Director compensation to any other person or group. However, the Corporation’s management may, at the request of the Governance Committee, assist the Governance Committee in its annual review of Director compensation, which may include recommending changes to such compensation. Although it has not done so recently, the Governance Committee has authority to retain and terminate any consultant to assist in the evaluation of the compensation and benefits for Directors and to approve the consultant’s fees and other retention terms.

Processes and Procedures for the Consideration and Determination of Executive Compensation by Compensation Committee

The Compensation Committee is responsible for developing and implementing, subject to Board approval, the Corporation’s compensation policies and programs for the Chairman and CEO. With regard to senior executives, the Compensation Committee assesses and reviews management’s recommendations as to the compensation of executives in a manner consistent with the Corporation’s compensation philosophy. An executive compensation recommendation is then presented to the Board by the Compensation Committee for their final approval. This includes determining the following for recommendation to the Board:

•	Total compensation and benefit levels for senior executives who report to the President and CEO;
•	Participants in and target and aggregate award levels for the Company’s 1999 Omnibus Stock Incentive Plan (the “Incentive Plan”);
•	Participants in and targets for the Amended 1996 Employee Stock Purchase Plan (the “ESPP”); and
•	Other incentive compensation and equity-based plans and programs as appropriate.

With regard to the Chairman and CEO, at least annually the Compensation Committee, together with the other independent Directors, evaluates the performance of, and sets the compensation for, such position(s) as follows:

•	Determines total compensation and benefit levels for the President and CEO;
•	Reviews and approves corporate goals and objectives relevant to the President and CEO’s compensation;
•

Evaluates the President and CEO’s performance in light of such goals and objectives, and, together with other independent Directors, determines and approves the President and CEO’s compensation level based on this evaluation;

In determining the long-term incentive component of Chairman and CEO compensation, the Compensation Committee, together with the other independent Directors, considers the Corporation’s performance and shareholder return, the value of similar incentive awards granted to Chairmen/CEOs at comparable companies and the awards granted to the Corporation’s Chairman and CEO in past years.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning the compensation paid or accrued by Sento to or on behalf of our Chief Executive Officer, as well as all other executive officers whose aggregate compensation for the fiscal year ended March 31, 2006 exceeded $100,000 (collectively, the “Named Executive Officers”).

					Long Term Compensation
		Annual Compensation			Awards		Payouts
(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Other Annual Compen- sation ($)(1)	(f) Restricted Stock Award(s) ($)	(g) Securities Underlying Options/ SARs (#)(2)	(h) LTIP Payouts ($)	(i) All Other Compen- sation ($)
Patrick F. O’Neal (1)	2006	$220,000	$73,592(2)	--	--	35,000	--	--
Chief Executive Officer	2005	214,231	20,000(3)	--	--	25,000	--	--
	2004	170,000	30,000	--	--	20,000	--	--

Anthony J. Sansone(4)	2006	$150,000	$30,383(2)	--	--	25,000	--	--
Senior Vice President,	2005	93,462	--	--	--	25,000	--	--
Chief Financial Officer	2004	--	--	--	--	--	--	--
and Corporate Secretary

Stephen W. Fulling (5)	2006	$130,000	$26,500(2)	--	--	25,000	--	--
Senior Vice President	2005	120,000	2,000	--	--	--	--	--
and Chief Technology	2004	20,769	--	--	--	--	--	--
Officer

Thomas C. Tyler (6)	2006	$150,000	--	$91,018	--	15,000	--	--
Senior Vice President	2005	75,000	--	--	--	--	--	--
of Sales and Marketing	2004	--	--	--	--	--	--	--

Chris Wells (7)	2006	$100,000	--	$74,760	--	--	--	--
Vice President of	2005	100,000	--	46,558	--	5,000	--	--
Client Relations	2004	113,462	--	9,601	--	7,500	--	--

_________________________

(1)	Mr. O’Neal retired as our Chief Executive Officer effective February 3, 2007. Mr. O’Neal’s annual salary during Fiscal 2006 was $220,000.
(2)

Includes quarterly bonuses earned under an existing bonus plan and a discretionary bonus awarded by our board of directors for exceeding revenue target but not meeting profit target for year-end results.

(3)	Reflects bonus compensation accrued during the fiscal year ended March 31, 2004 and paid in May 2004.
(4)

Mr. Sansone was appointed to serve as our Senior Vice President, Chief Financial Officer and Corporate Secretary on July 6, 2004, and resigned effective February 10, 2007. Mr. Sansone’s annual salary during Fiscal 2006 was $150,000.

(5)	Mr. Fulling was appointed to serve as Senior Vice President and Chief Technology Officer on January 19, 2004. Mr. Fulling’s annual salary during Fiscal 2006 was $150,000.
(6)	Mr. Tyler joined the Company in October 2004 and was appointed as Sr. Vice President of Sales and Marketing in January 2005. Mr. Tyler’s annual salary during Fiscal 2006 was $150,000.
(7)

Mr. Wells joined the Company in April 2003 as Sr. Vice President of Sales. He held this position until January 2005 at which time he became Vice President of Client Relations (which is not an executive officer position) and was terminated effective July, 2006. Amounts reported as other annual compensation in the above table for Mr. Wells represent sales commissions. Mr. Wells’ annual salary during Fiscal 2006 was $100,000.

Option Grants in Last Fiscal Year

The following table sets forth individual grants of options to acquire shares of our common stock made to the Named Executive Officers during Fiscal 2006. No stock appreciation rights were granted during Fiscal 2006.

		Percent of			Potential
		Total			Realizable Value of
		Options			Assumed Annual Rates of
		Granted to			Stock Price Appreciation
	Options	Employees in	Exercise	Expiration	for Option Term
Name	Granted	Fiscal Year	Price	Date	5%	10%

Patrick F. O’Neal	35,000	14%	$3.10	July 29, 2015	$68,235	$172,921
Anthony J. Sansone	25,000	10%	$3.10	July 29, 2015	48,739	123,515
Stephen W. Fulling	25,000	10%	$3.10	July 29, 2015	48,739	123,515
Thomas C. Tyler	15,000	6%	$3.10	July 29, 2015	29,244	74,109
Chris Wells	--	--	$3.10	July 29, 2015	--	--

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

The following table sets forth the aggregate value of unexercised options to acquire shares of our common stock held by the Named Executive Officers on March 31, 2006, and the value realized upon the exercise of options during Fiscal 2006.

					Value of Unexercised
	Shares		Number of Unexercised		In-the-Money Options
	Acquired	Value	Options at FY End 2006(2)		at FY End 2006(3)
Name	on Exercise	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Patrick F. O’Neal	--	--	153,262	10,488	$764,648	$63,977
Anthony J. Sansone	--	--	50,000	--	115,000	--
Stephen W. Fulling	--	--	45,000	--	177,600	--
Thomas C. Tyler	--	--	25,000	--	115,000	--
Chris Wells	1,875	$10,181	8,437	2,188	20,966	13,347

_______________

(1)	Calculated based on the difference between the exercise price and the value of the shares as of the date acquired.
(2)	Includes shares of our common stock subject to options exercisable within 60 days of March 31, 2006.
(3)

Calculated based on the difference between the exercise price and the price of a share of our common stock on March 31, 2006. The price of our common stock on March 31, 2006 was $7.70 per share (as reported on the NASDAQ Capital Market).

Effective September 30, 2005, in conjunction with strategic opportunities related to our early adoption of FASB 123R, our Board of Directors approved accelerating the vesting on all options that were under water, including certain options for the Named Executive Officers and our Directors.

Change of Control Arrangements and Employment Agreements

On September 23, 1999, our shareholders ratified our Board’s adoption of an Incentive Plan which approved the compensation model of Sento for Named Executives and other key employees. The provisions of the Incentive Plan provide that upon a change in control of Sento and a subsequent relocation, termination or reassignment of a participant in the Incentive Plan within one year, the options granted to such participant immediately vest and become exercisable. Options issued to the Named Executive Officers and all our directors provide that upon a change in control of Sento all such options will immediately vest and become exercisable.

                We have entered into employment agreements with our Chief Executive Officer, Chief Financial Officer, Chief Technology Officer and Senior Vice President of Sales and Marketing. Under the agreements, the employees are entitled to a base salary, incentive bonuses and stock options, as determined by the Board of Directors, standard benefits such as health and life insurance and reimbursement of reasonable expenses. The following table sets forth the material provisions of each employment agreement:

Employee Name	Initial Base Salary	Severance Provisions	Effective Date	Initial Term
Patrick F. O’Neal	$220,000	½ of base salary and up to 12 months of medical and health insurance benefits	10/1/04	3 years (1) (Mr. O’Neal retired from the Company on February 3, 2007.)
Matt Kochan	$210,000	½ of base salary and up to 12 months of medical and health insurance benefits	10/1/06	2 years
Anthony J. Sansone	$135,000	½ of base salary and up to 12 months of medical and health insurance benefits	7/12/04	2 years (2) (Mr. Sansone resigned from the Company on February 10, 2007.)
Stephen W. Fulling	$130,000	½ of base salary and up to 12 months of medical and health insurance benefits	7/1/05	2 year
Thomas C. Tyler	$150,000	Up to 6 months of medical and health insurance benefits	10/1/04	18 months (Auto renewal after March 2006 maintains current status of agreement for six month periods.)

_______________

(1)

Pursuant to the terms of the Retirement Agreement of Mr. O’Neal, Sento will pay him an amount equal to one half of his annual salary of $220,000 over the 26 weeks following his retirement. The Retirement Agreement allows Mr. O’Neal to exercise his 162,500 of vested stock options at any time through February 2, 2010 and to continue receiving his medical and health benefits through February 2, 2008.

(2)

Pursuant to the terms of the Retirement Agreement of Mr. Sansone, his 40,000 of stock options will continue to be exercisable through January 31, 2008 and Sento will pay his COBRA medical premiums through February 28, 2007.

Additionally, each person named above can receive incentive bonuses and stock option awards as determined by the Compensation Committee of the Board of Directors. We can terminate the employment contracts for cause, which is defined in the agreements, or without cause. In addition, the employee can terminate the contract for cause or on 180 days notice. If the contract is terminated without cause or as a result of a “change of control,” as defined in the agreements, the employees are entitled to have all unvested options vested at the termination date. The agreements also contain non-competition, non-solicitation and assignment of inventions provisions which we believe are consistent with industry practice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective January 23, 2007, we entered into a consulting arrangement with Kim A. Cooper, C. Lloyd Mahaffey, Richard E. Dyer, and Phillip J. Windley, of our Board to assist in the search for a new Chief Executive Officer and Chief Financial Officer. Pursuant to this arrangement, we have agreed to pay these four members of our Board as follows:

Director	Monthly Payment	Total Options
Kim A. Cooper	$10,000 (1)	15,000 (2)
C. Lloyd Mahaffey	$5,000 (1)	5,000 (2)
Richard E. Dyer	$2,000 (1)	2,000 (2)
Phillip J. Windley	$2,000 (1)	2,000 (2)

_______________

(1)	The monthly payments will be made over the period from February 1, 2007 to April 30, 2007.
(2)	The options have an exercise price of $2.15 and vest evenly over a 12 month period.

               Effective February 1, 2005, we entered into a consulting agreement with C. Lloyd Mahaffey, our Chairman of the Board. Pursuant to such agreement, we paid Mr. Mahaffey a $5,000 monthly fee for a limited period of 12 months for additional services to be rendered as Chairman during such period, including evaluating merger and acquisition opportunities and assisting the Corporation’s efforts to achieve sales growth. This additional $5,000 per month payment shall be discontinued following the payment to be made on January 1, 2006; however, the per-meeting compensation shall continue.

HOLDERS OF VOTING SECURITIES AND RELATED SHAREHOLDER MATTERS

Principal Holders of Voting Securities

The following table sets forth information as of February 28, 2007 with respect to the beneficial ownership of shares of our common stock by each person known by us to be the beneficial owner of more than 5% of our common stock, by each director, by each of the Named Executive Officers and by all directors and executive officers as a group. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated. The percentages set forth below have been computed based on the number of outstanding shares of our common stock, which were 4,170,026 shares as of February 28, 2007.

	Beneficial Ownership
	As of February 28, 2007
	Number	Percentage
Name and Address of Beneficial Owner	of Shares	of Class*

Plutus Transeo Fund, LP	775,810(1)	19%
Walker House
Mary Street
PO Box 908 GT
Grand Cayman
Cayman Islands
Great Gable Master Fund, Ltd.	766,254(1)	18%
601 California Street, Suite 750
San Francisco, CA 94108
Thomas Rooney	377,930(1)	9%
4 Grove Avenue
Madison, CT 06443
Barclays Global Investors, Na.	215,531(1)	5%
45 Fremont Street
San Francisco, CA 94105
Patrick F. O’Neal	162,500(2)	4%
Former President, Chief Executive Officer and Director
420 East South Temple, Suite 400
Salt Lake City, UT 84111
C. Lloyd Mahaffey	45,292(3)	1%
Chairman of the Board
420 East South Temple, Suite 400
Salt Lake City, UT 84111
Eric Olafson	42,250(4)	1%
Director
420 East South Temple, Suite 400
Salt Lake City, UT 84111
Anthony J. Sansone	41,300(5)	**
Former Senior Vice President, Chief Financial Officer
420 East South Temple, Suite 400
Salt Lake City, UT 84111

Kim A. Cooper	34,775(6)	**
Director and Interim CEO
420 East South Temple, Suite 400
Salt Lake City, UT 84111
Phillip J. Windley	28,317(7)	**
Director
420 East South Temple, Suite 400
Salt Lake City, UT 84111
Stephen W. Fulling	25,000(8)	**
Senior Vice President and Chief Technology Officer
420 East South Temple, Suite 400
Salt Lake City, UT 84111
Tom Tyler	25,000(9)	**
Senior Vice President of Sales and Marketing
420 East South Temple, Suite 400
Salt Lake City, UT 84111
Richard E. Dyer	23,417(10)	**
Director
420 East South Temple, Suite 400
Salt Lake City, UT 84111
Brian Maloy	10,989(11)	**
Interim Chief Financial Officer
420 East South Temple, Suite 400
Salt Lake City, UT 84111
David B. McGinn	1,875(12)	**
Director
420 East South Temple, Suite 400
Salt Lake City, UT 84111

All executive officer and directors as a group (12 persons)	445,090(13)	11%

_______________

*

Beneficial ownership as a percentage of the class for each person holding options, warrants or other rights exercisable within 60 days of February 28, 2007 has been calculated as though shares of our common stock subject to such options were outstanding, but such shares have not been deemed outstanding for the purpose of calculating the percentage of the class owned by any other person.

**	Represents less than 1% of the outstanding shares of our common stock.
(1)	As filed on Form 13G with the Securities and Exchange Commission on February 16, 2005.
(2)

Includes presently exercisable options to purchase 162,500 shares of our common stock. Mr. O’Neal retired from employment with the Company on February 3, 2007. His retirement agreement provides for his 162,500 of vested stock options to be exercisable for a period of three years following the date of his retirement.

(3)	Includes presently exercisable options to purchase 37,292 shares of our common stock and 8,000 shares of our common stock held in a retirement account.
(4)	Includes presently exercisable options to purchase 26,250 shares of our common stock and 16,000 shares of our common stock held by the Olafson Trust, of which Mr. Olafson is a trustee.
(5)	Includes presently exercisable options to purchase 40,000 shares of our common stock. Mr. Sansone resigned from the Company on February 10, 2007.
(6)	Includes presently exercisable options to purchase 33,125 shares of our common stock.
(7)	Includes presently exercisable options to purchase 26,917 shares of our common stock
(8)	Includes presently exercisable options to purchase 25,000 shares of our common stock.
(9)	Includes presently exercisable options to purchase 25,000 shares of our common stock.
(10)	Includes presently exercisable options to purchase 19,417 shares of our common stock.
(11)	Consists of restricted shares to purchase 10,989 shares of our common stock.
(12)	Includes presently exercisable options to purchase 1,875 shares of our common stock.
(13)	Includes presently exercisable options to purchase 383,125 shares of our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information regarding our equity compensation plans as of March 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column

Equity compensation plans approved by security holders(1)	589,264	$3.94	312,625

Equity compensation plans not approved by security holders(2)	90,000	$9.56	--

Total	679,264	$5.46	312,625

_______________

(1)

Consists of the Incentive Plan and the Stock Purchase Plan. See Note 8 to the Consolidated Financial Statements in our Annual Report on Form 10-K, as amended, for Fiscal 2006 for additional information regarding these plans.

(2)

Consists of warrants to purchase shares of our common stock. See Note 8 to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2006 for additional information regarding these warrants.

The warrants disclosed in the preceding table were issued in exchange for consulting services pursuant to individual compensation arrangements. These warrants give the holders the right to purchase shares of our common stock at a price equal to the fair market value of our common stock at the time of issuance of the warrants. The terms of these warrants range from three to five years from the date of issuance of the warrants.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The information set forth in the following report of the Compensation Committee of our Board of Directors is not deemed to be soliciting material or to be filed with the Commission, except to the extent that we specifically incorporate it into a document filed under the Securities Act or the Exchange Act.

Overview

The Compensation Committee of our Board of Directors (the “Committee”) is responsible for establishing compensation policy and administering the compensation programs for our executive officers including the Named Executive Officers.

The Committee charter describes in greater detail the full responsibilities of the Committee and is available on our website at www.sento.com. Two of the three Committee members are independent directors as defined in Marketplace Rule 4350(d)(2) of the National Association of Securities Dealers. With the January 2007 appointment of Mr. Kim A. Cooper to the position of Chief Executive Officer on an interim basis, he does not meet the definition of an independent director at the present time. It is anticipated he will only hold this title until a successor can be found. During the time he holds this title he will not be involved in any meetings of the Compensation Committee. Further, Committee members have no “interlocking” relationships as defined by the Securities and Exchange Commission regulations. All significant decisions by the Committee relating to the compensation of the Company’s executive officers are reported to the full Board.

The Committee evaluates our executive compensation programs, mainly in relation to the programs offered by other customer support solutions and technology companies. This analysis is intended to ensure that the Committee has sufficient comparative data with respect to overall industry compensation levels. The Committee reviews the reasonableness of total compensation levels using salary surveys and public information from various customer support solutions and technology companies and several publicly available surveys. The Committee’s objective is to attract and retain talented individuals by targeting total executive compensation in line with customer support solutions and technology sector peer group.

In recognition of Section 162(m) of the Internal Revenue Code, which limits the deductibility of certain executive compensation to $1,000,000 per year, the Committee will, to the extent programs can be excluded from the $1,000,000 limit without undue effort and to the extent no pre-existing, contractual obligations exist, take the necessary actions to secure full tax deductibility under the Internal Revenue Code.

Compensation Philosophy

The customer support solutions and technology market is highly competitive. There are several companies in our industry that are substantially larger than Sento. Achieving increased revenues and profitability in this competitive market presents significant challenges for our management. The Committee believes that if we are to continue our growth, bring new technology to market, gain market share, achieve greater revenues and improve profitability, our executive compensation program must have the flexibility to attract and retain high quality, motivated employees. Furthermore, our executive compensation program must provide incentives that reward key managers for aggressively pursuing the actions necessary to improve our performance and enhance long-term stockholder value.

Our executive compensation program is based upon a pay-for-performance philosophy. There are currently three components to our executive compensation program: base salary; a quarterly cash bonus opportunity; and long-term stock-based incentives. The Company is committed to a strong link between our operating and strategic goals and our compensation program. The financial goals for certain elements of the compensation program are reviewed by the Committee in conjunction with its review of our annual profit plan.

Base Salary

An executive’s base salary is determined by an assessment of his or her current performance, sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, and current salary in relation to the range designated for the job and salary levels for comparable positions at peer group companies. Additionally, the Committee sets base salaries for executive officers based on the executive’s contribution to our success through operational improvements and strategic initiatives. Factors considered in determining base salary are not assigned pre-determined relative weights.

Quarterly/Annual Cash Bonus Awards

Payments under our cash bonus program are based on our achievement of Company performance goals as approved by the Committee. The cash bonus program provides for a normal bonus of up to a maximum of 25% to 50% of base pay depending on position and responsibilities, with an over-achievement bonus opportunity based on our performance in excess of targets. For 2006, our performance goals related to targeted levels of net sales and operating income, each of which accounted for one-half of the participant’s bonus. However, both targets had to be achieved to earn a bonus. Earned and discretionary bonuses for 2006 reflect the fact that net sales and operating income targets were partially achieved. For 2007, our performance goals also relate to net sales and operating profit.

Stock-Based Incentives

Our philosophy regarding stock-based incentives is that such incentives should be directly related to the creation of stockholder value, thus providing a strong link between management and stockholders. In support of this philosophy, we have, in the past, awarded stock options to our executive officers. As a result of changes in the manner of accounting for stock-based compensation that we early adopted on October 1, 2005, the Committee is conducting a review of these practices, including determining whether to award restricted stock or other equity-based awards rather than stock options in the future.

The Board intends to make stock-based awards annually consistent with our objectives to provide (i) a long-term equity interest in Sento and (ii) an opportunity for a greater financial reward if long-term performance is sustained. To encourage a long-term perspective, stock-based awards do not vest immediately. Generally, stock-based awards vest over a four-year period. The number of shares subject to stock-based awards granted to each executive officer is approved by the Committee. Individual stock-based awards are dependent on the executive officer’s experience, position and level of responsibility within Sento, an evaluation of the executive officer’s performance and an assessment of the executive officer’s ability to positively affect our future business plans. No pre-assigned relative weight is ascribed to any of these factors.

Chief Executive Officer Compensation

Patrick F. O’Neal was our President and Chief Executive Officer (“CEO”) during the 2006 fiscal year. Mr. O’Neal’s annual salary was $220,000 through his retirement on February 3, 2007. When the new CEO is hired the Compensation Committee expects an annual salary in the range of what was paid to the former CEO. The President and CEO had an annual normal bonus opportunity of up to a maximum of 50% of this base pay, with an over-achievement bonus opportunity based on our performance in excess of targets. For 2006, Mr. O’Neal received aggregate bonus payments of $77,450. The President and CEO’s salary and bonus opportunity are considered to be in the middle range in comparison to salary and bonus structures for CEO’s of other customer support solutions and technology companies in our industry. Mr. O’Neal was awarded stock options for 35,000 shares in July 2005 in connection with his performance during Fiscal 2005. These options originally vested over a four-year period but subsequently became fully vested when we took steps in September 2005 to reduce the cost exposure of implementing SFAS 123R, including accelerating the vesting of all outstanding stock options with exercise prices above the fair market value as of September 30, 2005. The Committee considers future salary and bonus adjustments and stock-based incentives for the CEO based on our operating performance, as well as the compensation packages of similarly positioned customer support solutions and technology industry company chief executive officers. The Committee believes the CEO should have an equity interest in our company. As of May 31, 2006, Mr. O’Neal beneficially owned 164,927 shares (4%) of our common stock.

Conclusion

Consistent with its compensation philosophy, the Committee believes our executive officer compensation program provides appropriate incentives to attain solid financial performance and is closely aligned with stockholders interest. The Committee believes our compensation program directs the efforts of the executive officers toward the continued achievement of our growth and profitability for the benefit of our stockholders.

Compensation Committee:

Eric Olafson, Chair

C. Lloyd Mahaffey

Kim Cooper

STOCKHOLDER RETURN PERFORMANCE GRAPH

The graph and table below compare the cumulative total stockholder return on our common stock from March 31, 2001 through March 31, 2006 with the cumulative total return on the NASDAQ Composite Index and the NASDAQ IT Consulting & Other Services Index over the same period. The graph and table assume the investment of $100 in each of Sento Corporation’s common stock, the NASDAQ Composite Index and the NASDAQ IT Consulting & Other Services Index on March 31, 2001.

The information set forth in this section is not deemed to be soliciting material or to be filed with the Commission, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, as well as persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”) and the National Association of Securities Dealers. Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that for Fiscal 2006, all of our executive officers and directors, as well as persons beneficially owning more than ten percent of our common stock, filed the required reports on a timely basis.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Corporation has adopted a policy (the “Policy”) for review of transactions between the Corporation (including the Corporation’s subsidiaries) and its Directors, executive officers and other related persons. The transactions subject to the Policy include any transaction, arrangement or relationship (including charitable contributions and including any series of similar transaction, arrangements or relationships) with the Corporation in which any Director, executive officer or other related person has a direct or indirect material interest except:

•	Transactions available to all members generally;
•	Transactions involving less than $10,000 when aggregated with all similar transactions;
•	Transaction involving compensation or indemnification of executive officers and Directors duly authorized by the appropriate Board committee;
•	Transactions involving reimbursement for routine expenses in accordance with Corporation policy; and
•	Purchases of any products on the same terms available to all members generally.

The Corporation’s Chief Financial Officer (the “CFO”) performs the initial review of all transactions subject to the Policy. Factors to be considered by the CFO in reviewing the transaction include:

•	Whether the transaction is in conformity with the Corporation’s Code of Ethics and is in the best interests of the Corporation;
•	Whether the transaction would be in the ordinary course of the Corporation’s business;
•	Whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;
•	The disclosure standards set forth in Item 404 of Regulation S-K under the Exchange Act or any similar provision; and
•	Whether the transaction could call into question the status of any Director or Director nominee as an independent director under the NASDAQ rules and the Categorical Standards.

After reviewing the terms of the proposed transaction and taking into account the factors set forth above, the CFO will either:

•

Approve the transaction if it is to be entered into in the ordinary course of the Corporation’s business, is for an aggregate amount of $5,000 or less and is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

•	Disallow the transaction if it is not in the best interests of the Corporation;
•	Recommend that the Audit Committee review the transaction in advance; or
•	Allow the transaction, subject to ratification by the Audit Committee, but only if the interests of the Corporation will be best served by allowing the transaction to proceed.

CODE OF BUSINESS CONDUCT AND ETHICS

The Corporation maintains a Code of Ethics (the “Ethics Code”) as part of its corporate compliance program. The Ethics Code applies to all Directors, officers and finance department employees. The Ethics Code is available on the Corporation’s website at www.sento.com, under the “Investor Relations” tab. Shareholders may request a paper copy of the Ethics Code by writing to the Corporate Secretary at Sento Corporation, 420 E. South Temple, Suite 400, Salt Lake City, Utah 84111.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

In order to be included in the Proxy Statement and form of proxy relating to our 2008 Annual Meeting, proposals which shareholders intend to present at such Annual Meeting must be received by our Corporate Secretary, at our executive offices, 420 East South Temple, Suite 400, Salt Lake City, Utah 84111, no later than October 31, 2007. Proposals which shareholders intend to present at such annual meeting without being included in the Proxy Statement and form of proxy relating to such meeting must be received by our corporate secretary, at our executive offices, no later than October 31, 2007.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this Proxy Statement the information we file with them, which means that we can disclose important information to you by referring you to the documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this Proxy Statement. We are incorporating by reference in this Proxy Statement the following documents filed by us:

1.	Our Annual Report on Form 10-K for Fiscal 2006 filed on June 29, 2006.
2.	Our Quarterly Report on Form 10-Q for the quarters ended December 31, 2006 filed on February 20, 2007.

Copies of our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q are being delivered to our stockholders along with this proxy statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

By Order of the Board of Directors

/s/ Kim A. Cooper
KIM A. COOPER,
Chief Executive Officer

April 4, 2007

ADDITIONAL INFORMATION

We will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of our Annual Report on Form 10-K, as amended, for Fiscal 2006, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to Brian Maloy, Chief Financial Officer, at 420 East South Temple, Suite 400, Salt Lake City, Utah 84111.

PROXY	Sento Corporation	PROXY

Annual Meeting of Stockholders, April 26, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kim A. Cooper and C. Lloyd Mahaffey, or either one of them acting singly, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Sento Corporation to be held on April 26, 2007, and any adjournments or postponements thereof, to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting or any adjournments or postponements thereof, all as set forth in the April 4, 2007 Proxy Statement.

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.

1.	ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS: C. Lloyd Mahaffey (Chairman), Richard E. Dyer, Kim A. Cooper, Phillip J. Windley, Eric Olafson, and David B. McGinn.
For all nominees	Withhold authority for all nominees
☐	☐
2.	APPROVAL OF THE CERTIFICATE OF DESIGNATION AND RELATED WARRANTS PURSUANT TO THE DECEMBER 2006 PRIVATE PLACEMENT. To approve specific portions of the December 2006 Private Placement.
☐	FOR	☐	AGAINST	☐	ABSTAIN
3.

AMENDMENT OF THE COMPANY’S AMENDED 1999 OMNIBUS STOCK INCENTIVE PLAN AND THE PROVISION THEREIN FOR THE INCREASE IN THE COMMON STOCK AVAILABLE FOR ISSUANCE TO 2,025,000 SHARES. To amend the Company’s Amended Incentive Plan and to increase the number of the Company’s Common Stock available in the plan to 2,025,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN
4.

APPROVAL AND RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF CHILD VAN WAGONER & BRADSHAW PLLC AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL 2007. To approve the selection of the Company’s independent public accountant for the fiscal year ending March 31, 2007.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy will be voted FOR all nominees and the above proposals unless otherwise indicated, and in the discretion of the proxies on all matters properly brought before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF SENTO CORPORATION

(Signature should be exactly as name or names shown on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

Date
Signature
I plan to attend the meeting
Yes ☐ No ☐	Signature if held jointly